Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2020 Results

Full Year Revenues of $841.4 million, up 14.1% from the prior year

Full Year GAAP Net Income of $143.5 million, representing 17.0% of total revenues, or $2.46 per diluted share

Full Year Adjusted EBITDA of $330.8 million, representing 39.3% of total revenues

Fourth Quarter Revenues of $220.9 million, up 14.2% from the prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2020.

“Our strong finish to 2020 further validates our differentiated employee usage strategy and the real-time ROI it provides businesses,” said Paycom’s founder and CEO, Chad Richison. “The digital transformation of the Human Capital Management industry has reached a critical stage where the accepted practice of HR and Payroll personnel inputting data for employees has come to an end. The industry trend toward self-service has been leading to this point, and the pandemic effectively sealed the fate of the old model. With the momentum we are seeing, Paycom is well positioned to reach a milestone $1 billion in revenue in 2021.”

Financial Highlights for the Fourth Quarter of 2020

Total Revenues of $220.9 million represented a 14.2% increase compared to total revenues of $193.4 million in the same period last year. Recurring revenues of $216.7 million increased 14.0% from the comparable prior year period, and constituted 98.1% of total revenues.

GAAP Net Income was $24.4 million, or $0.42 per diluted share, compared to GAAP net income of $45.4 million, or $0.78 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $49.1 million, or $0.84 per diluted share, compared to $50.5 million, or $0.86 per diluted share, in the same period last year.

Adjusted EBITDA1 was $84.2 million, compared to $78.6 million in the same period last year.

Cash and Cash Equivalents were $151.7 million as of December 31, 2020, compared to $133.7 million as of December 31, 2019.

Total Debt, Net was $30.9 million as of December 31, 2020, compared to $32.6 million as of December 31, 2019.

Financial Highlights for the Full Year 2020

Total Revenues of $841.4 million represented a 14.1% increase compared to total revenues of $737.7 million last year. Recurring revenues of $825.9 million increased 14.0% from last year, and constituted 98.1% of total revenues.

GAAP Net Income was $143.5 million, or $2.46 per diluted share, compared to GAAP net income of $180.6 million, or $3.09 per diluted share, last year.

Non-GAAP Net Income1 was $203.5 million, or $3.49 per diluted share, compared to $204.6 million, or $3.50 per diluted share, last year.

Adjusted EBITDA1 was $330.8 million, compared to $317.9 million last year.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

•	Paycom maintained an annual revenue retention rate of 93%, even with the pandemic causing some businesses to close and a reduction in employee revenue at existing clients.
•	Record product adoption of Manager on-the-GoTM introduced at the beginning of 2020, and employee usage at all-time high, as measured by Direct Data ExchangeTM.
•

Paycom earned a Top 5 ranking in Best Places to Work in the US by Top Workplaces, and the No. 1 spot in Oklahoma, and was named to the Fortune 100 Fastest Growing Companies for the 4th consecutive year.

•

Full year total client count expanded to 30,994 as of December 31, 2020, up 17% from the prior year-end. On a parent company grouping basis, client count as of December 31, 2020 expanded to 16,063, up 18% from the prior year-end.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2021 and the year ending December 31, 2021:

Quarter Ending March 31, 2021:

Total Revenues in the range of $270 million to $272 million.

Adjusted EBITDA in the range of $126 million to $128 million.

Year Ending December 31, 2021:

Total Revenues in the range of $1.009 billion to $1.011 billion.

Adjusted EBITDA in the range of $396 million to $398 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, are not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items.  Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin for 2021, or the “Rule of 60.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 60” to a comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the fourth quarter of 2020, we maintained the work-from-home arrangements implemented in March for the safety of our employees, while simultaneously ensuring our clients continued to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. As of December 31, 2020, 96% of our employees were working remotely. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount reductions across our client base. Because we charge our clients on a per-employee basis for certain services we provide, decreased headcount at our clients negatively impacted our recurring revenue in the fourth quarter of 2020, and we expect that our recurring revenue in future periods will continue to be negatively impacted by such headcount reductions until employment levels among our client base at the onset of the pandemic return to pre-pandemic levels.

•

Despite growth in the number of clients in our base, employee headcount reductions at our clients as well as clients electing to defer payment of their share of Social Security taxes under the CARES Act resulted in nominal growth in our average funds held for clients balance in the fourth quarter of 2020, relative to the fourth quarter of 2019.  Significantly lower average interest rates in 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the fourth quarter of 2020.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In the current work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

Our sales force continues to conduct all meetings with current and prospective clients virtually. The shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet virtually with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs and “Rule of 50”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 50” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 10, 2021, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until February 17, 2021. The replay passcode is 1883977.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$151,710	$133,667
Accounts receivable	9,130	9,298
Prepaid expenses	17,854	13,561
Inventory	1,151	1,158
Income tax receivable	10,447	4,020
Deferred contract costs	60,819	46,618
Current assets before funds held for clients	251,111	208,322
Funds held for clients	1,613,494	1,662,778
Total current assets	1,864,605	1,871,100
Property and equipment, net	285,218	238,458
Goodwill	51,889	51,889
Long-term deferred contract costs	371,357	292,134
Other assets	34,843	33,336
Total assets	$2,607,912	$2,486,917
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,787	$5,051
Accrued commissions and bonuses	13,703	12,343
Accrued payroll and vacation	24,529	14,870
Deferred revenue	13,567	11,105
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	44,175	45,600
Current liabilities before client funds obligation	104,536	90,744
Client funds obligation	1,613,494	1,662,778
Total current liabilities	1,718,030	1,753,522
Deferred income tax liabilities, net	112,598	91,217
Long-term deferred revenue	73,259	65,139
Net long-term debt, less current portion	29,119	30,858
Other long-term liabilities	19,263	19,553
Total long-term liabilities	234,239	206,767
Total liabilities	1,952,269	1,960,289
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,861 and 61,350 shares issued at December 31, 2020 and December 31, 2019, respectively; 57,739 and 57,660 shares outstanding at December 31, 2020 and December 31, 2019, respectively)	618	613
Additional paid-in capital	357,908	257,501
Retained earnings	719,619	576,166
Treasury stock, at cost (4,122 and 3,689 shares at December 31, 2020 and December 31, 2019, respectively)	(422,502)	(307,652)
Total stockholders' equity	655,643	526,628
Total liabilities and stockholders' equity	$2,607,912	$2,486,917

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Recurring	$216,747	$190,161	$825,856	$724,428
Implementation and other	4,200	3,248	15,578	13,243
Total revenues	220,947	193,409	841,434	737,671
Cost of revenues
Operating expenses	26,127	23,183	97,778	89,336
Depreciation and amortization	6,903	5,615	25,768	20,411
Total cost of revenues	33,030	28,798	123,546	109,747
Administrative expenses
Sales and marketing	62,488	51,006	235,716	179,286
Research and development	25,073	18,211	90,244	73,080
General and administrative	56,713	29,148	178,200	127,534
Depreciation and amortization	7,396	5,952	27,605	21,800
Total administrative expenses	151,670	104,317	531,765	401,700
Total operating expenses	184,700	133,115	655,311	511,447
Operating income	36,247	60,294	186,123	226,224
Interest expense	—	(146)	(19)	(940)
Other income (expense), net	354	971	(168)	803
Income before income taxes	36,601	61,119	185,936	226,087
Provision for income taxes	12,234	15,739	42,483	45,511
Net income	$24,367	$45,380	$143,453	$180,576
Earnings per share, basic	$0.42	$0.79	$2.49	$3.14
Earnings per share, diluted	$0.42	$0.78	$2.46	$3.09
Weighted average shares outstanding:
Basic	57,653	57,659	57,620	57,561
Diluted	58,214	58,378	58,285	58,395

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$143,453	$180,576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,373	42,211
Accretion of discount on available-for-sale securities	(1,563)	(940)
Amortization of debt issuance costs	36	35
Stock-based compensation expense	90,108	47,268
Cash paid for derivative settlement	(613)	(81)
(Gain)/loss on derivative	1,993	1,456
Deferred income taxes, net	21,381	21,011
Changes in operating assets and liabilities:
Accounts receivable	168	(5,884)
Prepaid expenses	(4,293)	(5,903)
Inventory	(41)	(403)
Other assets	(1,720)	(3,555)
Deferred contract costs	(89,776)	(76,204)
Accounts payable	1,529	(221)
Income taxes, net	(6,427)	(58)
Accrued commissions and bonuses	1,360	1,672
Accrued payroll and vacation	9,659	4,129
Deferred revenue	10,582	11,593
Accrued expenses and other current liabilities	(2,002)	7,561
Net cash provided by operating activities	227,207	224,263
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(332,756)	(195,811)
Proceeds from maturities of short-term investments from funds held for clients	308,981	69,200
Purchases of property and equipment	(94,102)	(92,934)
Net cash used in investing activities	(117,877)	(219,545)
Cash flows from financing activities
Repurchases of common stock	(52,040)	—
Withholding taxes paid related to net share settlements	(62,811)	(42,528)
Payments on long-term debt	(1,775)	(1,775)
Net change in client funds obligation	(49,283)	694,991
Payment of debt issuance costs	—	(16)
Net cash provided by (used in) financing activities	(165,909)	650,672
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(56,579)	655,390
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,641,854	986,464
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,585,275	$1,641,854

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$151,710	$133,667
Restricted cash included in funds held for clients	1,433,565	1,508,187
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,585,275	$1,641,854

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$—	$891
Cash paid for income taxes	$27,530	$24,566
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$837	$7,451
Stock-based compensation for capitalized software	$6,655	$4,757
Right of use assets obtained in exchange for operating lease liabilities	$9,693	$14,000

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income to adjusted EBITDA:
Net income	$24,367	$45,380	$143,453	$180,576
Interest expense	—	146	19	940
Provision for income taxes	12,234	15,739	42,483	45,511
Depreciation and amortization	14,299	11,567	53,373	42,211
EBITDA	50,900	72,832	239,328	269,238
Non-cash stock-based compensation expense	33,577	6,146	90,108	47,268
Change in fair value of interest rate swap	(238)	(388)	1,380	1,375
Adjusted EBITDA	$84,239	$78,590	$330,816	$317,881
Net income margin	11.0%	23.5%	17.0%	24.5%
Adjusted EBITDA margin	38.1%	40.6%	39.3%	43.1%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income to non-GAAP net income:
Net income	$24,367	$45,380	$143,453	$180,576
Non-cash stock-based compensation expense	33,577	6,146	90,108	47,268
Change in fair value of interest rate swap	(238)	(388)	1,380	1,375
Income tax effect on non-GAAP adjustments	(8,613)	(673)	(31,415)	(24,647)
Non-GAAP net income	$49,093	$50,465	$203,526	$204,572

Weighted average shares outstanding:
Basic	57,653	57,659	57,620	57,561
Diluted	58,214	58,378	58,285	58,395

Earnings per share, basic	$0.42	$0.79	$2.49	$3.14
Earnings per share, diluted	$0.42	$0.78	$2.46	$3.09
Non-GAAP net income per share, basic	$0.85	$0.88	$3.53	$3.55
Non-GAAP net income per share, diluted	$0.84	$0.86	$3.49	$3.50

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.42	$0.79	$2.49	$3.14
Non-cash stock-based compensation expense	0.58	0.11	1.56	0.82
Change in fair value of interest rate swap	—	(0.01)	0.02	0.02
Income tax effect on non-GAAP adjustments	(0.15)	(0.01)	(0.54)	(0.43)
Non-GAAP net income per share, basic	$0.85	$0.88	$3.53	$3.55

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.42	$0.78	$2.46	$3.09
Non-cash stock-based compensation expense	0.58	0.11	1.55	0.81
Change in fair value of interest rate swap	—	(0.01)	0.02	0.02
Income tax effect on non-GAAP adjustments	(0.16)	(0.02)	(0.54)	(0.42)
Non-GAAP net income per share, diluted	$0.84	$0.86	$3.49	$3.50

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted gross profit:
Total revenues	$220,947	$193,409	$841,434	$737,671
Less: Total cost of revenues	(33,030)	(28,798)	(123,546)	(109,747)
Total gross profit	187,917	164,611	717,888	627,924
Plus: Non-cash stock-based compensation expense	1,027	421	5,185	4,376
Total adjusted gross profit	$188,944	$165,032	$723,073	$632,300
Gross margin	85.1%	85.1%	85.3%	85.1%
Adjusted gross margin	85.5%	85.3%	85.9%	85.7%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted sales and marketing expenses:
Sales and marketing expenses	$62,488	$51,006	$235,716	$179,286
Less: Non-cash stock-based compensation expense	(3,581)	(2,502)	(14,376)	(7,955)
Adjusted sales and marketing expenses	$58,907	$48,504	$221,340	$171,331

Total revenues	$220,947	$193,409	$841,434	$737,671
Sales and marketing expenses as a % of revenues	28.3%	26.4%	28.0%	24.3%
Adjusted sales and marketing expenses as a % of revenues	26.7%	25.1%	26.3%	23.2%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted total administrative expenses:
Total administrative expenses	$151,670	$104,317	$531,765	$401,700
Less: Non-cash stock-based compensation expense	(32,550)	(5,725)	(84,923)	(42,892)
Adjusted total administrative expenses	$119,120	$98,592	$446,842	$358,808

Total revenues	$220,947	$193,409	$841,434	$737,671
Total administrative expenses as a % of revenues	68.6%	53.9%	63.2%	54.5%
Adjusted total administrative expenses as a % of revenues	53.9%	51.0%	53.1%	48.6%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Adjusted research and development expenses:
Research and development expenses	$25,073	$18,211	$90,244	$73,080
Less: Non-cash stock-based compensation expense	(1,837)	(291)	(9,107)	(5,428)
Adjusted research and development expenses	$23,236	$17,920	$81,137	$67,652

Total revenues	$220,947	$193,409	$841,434	$737,671
Research and development expenses as a % of revenues	11.3%	9.4%	10.7%	9.9%
Adjusted research and development expenses as a % of revenues	10.5%	9.3%	9.6%	9.2%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total research and development costs:
Capitalized research and development costs	$11,341	$7,686	$43,789	$30,412
Research and development expenses	25,073	18,211	90,244	73,080
Total research and development costs	$36,414	$25,897	$134,033	$103,492

Total revenues	$220,947	$193,409	$841,434	$737,671
Total research and development costs as a % of revenues	16.5%	13.4%	15.9%	14.0%

Adjusted total research and development costs:
Total research and development costs	$36,414	$25,897	$134,033	$103,492
Less: Capitalized non-cash stock-based compensation	(1,371)	(470)	(6,655)	(4,757)
Less: Non-cash stock-based compensation expense	(1,837)	(291)	(9,107)	(5,428)
Adjusted total research and development costs	$33,206	$25,136	$118,271	$93,307

Total revenues	$220,947	$193,409	$841,434	$737,671
Adjusted total research and development costs as a % of revenues	15.0%	13.0%	14.1%	12.6%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2020
Non-cash stock-based compensation expense:
Operating expenses	$1,027	$421	$5,185	$4,376
Sales and marketing	3,581	2,502	14,376	7,955
Research and development	1,837	291	9,107	5,428
General and administrative	27,132	2,932	61,440	29,509
Total non-cash stock-based compensation expense	$33,577	$6,146	$90,108	$47,268

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.